Exhibit 10.24

FIRST AMENDMENT

TO THE AGREEMENT

BETWEEN

INTRABIOTICS PHARMACEUTICALS, INC.

AND

ALBANY MOLECULAR RESEARCH, INC.

FIRST AMENDMENT
TO THE RESEARCH AND TECHNOLOGY AGREEMENT
BETWEEN
INTRABIOTICS PHARMACEUTICALS, INC.
AND
NEW CHEMICAL ENTITIES, INC.

             THIS FIRST AMENDMENT TO THE RESEARCH AND TECHNOLOGY AGREEMENT is entered into as of the 13th day of April, 2001, (“Amendment Effective Date”) by and among INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (“INTRABIOTICS”) and ALBANY MOLECULAR RESEARCH, a Delaware corporation (“AMRI”).

             RECITALS

             WHEREAS, INTRABIOTICS and New Chemical Entities, Inc. (NCE) entered into a Research and Technology Agreement dated January 24, 2001 (the “Original Agreement”) for the screening of NCE’s proprietary natural product libraries by INTRABIOTICS and its contractors;

             WHEREAS, AMRI acquired NCE subsequent to the execution of the Original Agreement and is the successor in interest to NCE with respect to the Original Agreement;

             WHEREAS, to carry out certain parts of the Research Program, INTRABIOTICS intends to enter into a Screening Agreement with Cetek Corporation (“Cetek”) pursuant to which Cetek will utilize Cetek technology to screen the Screening Libraries licensed by AMRI to INTRABIOTICS; and

             WHEREAS, INTRABIOTICS and AMRI desire to amend and clarify their respective rights under the Agreement to provide, among other things, that Cetek will own the Cetek Technology.

             NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment, INTRABIOTICS and AMRI hereby amend the Agreement as follows:

             1.          Unless otherwise expressly provided herein, defined terms used in this First Amendment shall have the same meaning as set forth in the Original Agreement, and all terms herein shall be incorporated into the Original Agreement.  From and after the Amendment Effective Date, all reference to the “Research and Technology Agreement” in all other documents delivered in connection with the Research and Technology Agreement shall refer to the Research and Technology Agreement, as amended hereby.

             2.          All references to “New Chemical Entities” shall be replaced with “Albany Molecular Research” and all references to “NCE” shall be replaced with “AMRI”.
             3.          Section 1.14 shall be amended to read as follows:

1.14       "AMRI Research Program Technology" means all information, know-how, trade secrets, inventions and data that are made during the course of the parties’ performance under the Research Program that are not Exclusive Research Program Technology, Cetek Technology or Other Technology.

             4.          A new Section 1.33 shall be inserted as follows:

1.33       “Other Technology” means all information, know-how, trade secrets, inventions and data that are made or discovered during the course of the INTRABIOTICS’ performance under the Research Program, whether performed by INTRABIOTICS or a contractor of INTRABIOTICS set forth in Appendix C other than Cetek, which relate to the screening, isolation or ranking of compounds that associate with proteins or macromolecular targets, including, but not limited to any screening assay, the Targets and any data relating thereto. Other Technology shall not include: the Cetek Technology, the Screening Libraries, and  Structure Technology.

5.          A new Section 1.34 shall be inserted as follows:

1.34       “Cetek Technology” means all know-how, trade secrets, inventions, data, processes, procedures, devices, methods, formulas, reagents and protocols and other information, including improvements thereon, whether or not patentable, now or hereafter owned or controlled by Cetek or developed or discovered by Cetek in the course of screening the Screening Libraries, for the screening or isolation or ranking of compounds that associate with proteins or macromolecular targets, including, but not limited to, any capillary electrophoresis assay. Cetek Technology shall not include:  (1) the Screening Libraries and any data relating thereto, (2) the Targets and any data relating thereto, (3) Screening Data, and (4) the Structure Technology.

             6.          Section 6.1 shall be amended to read as follows:

6.1       Inventorship of any inventions arising out of the Research Program shall be determined according to U.S. patent law.  AMRI shall own all right, title and interest in the AMRI Research Program Patents, Exclusive Research Program Patents, Exclusive Research Program Technology, AMRI Research Program Technology and Structure Technology in each case, regardless of inventorship.  INTRABIOTICS shall own all Other Technology and all intellectual property rights related thereto and all Screening Data.  Cetek shall own all Cetek Technology.

7.          Section 6.2 shall be amended to read as follows:

6.2       Each party shall continue to own all intellectual property owned by such party prior to the Effective Date.  Such intellectual property shall be referred to herein as such party’s “Background Technology”.

8.          A new Section 6.9 shall be added as follows:

6.9       The parties acknowledge and agree that each of them is conducting research and development of its respective Background Technology on an ongoing basis.  In the event that any resulting improvements to such Background Technology or other resulting inventions or developments include know-how, trade secrets, inventions, data, processes, procedures, devices, methods, formulas, reagents, protocols and other information which (i) are already known or in a party’s possession, other than under an obligation of confidentiality to the other party, or (ii) are developed independently by an employee of a party without benefit of the other party’s confidential information or technology, or (iii) become generally available to the public other than as a result of a disclosure by a party or such party’s directors, officers, employees, agents or advisors, or (iv) become available to a party on a non-confidential basis from a source other than the other party or its advisors, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with or other obligation of secrecy to the other party or another party (“Intellectual Property”), ownership of such Intellectual Property shall be determined according to applicable law.  As used in this Section 6.9 the term “party” shall mean a party to this agreement and its sublicensees.

             9.          A new Section 1.35 shall be added as follows:

1.35       “Structure Technology” shall mean any inventions or discoveries made by Cetek in the course of screening the Screening Libraries which relate specifically to the making, using or composition of a particular Active Structure, Target or Sample and have little or no utility for natural product extracts and protein or macromolecular targets generally.

10.        Section 2.6 shall be amended to read as follows:

In the event that INTRABIOTICS desires to isolate and/or identify the chemical structure of a compound within a Screening Library, INTRABIOTICS agrees, except to the extent permitted under Section 2.5, that it will not attempt to perform such separation and/or identification itself, and will not request any person or entity other than AMRI to perform such separation or identification.  In the event that INTRABIOTICS is unable to transfer or cause to be transferred to AMRI a bio-assay to guide fractionation and dereplication experiments, INTRABIOTICS may request that Cetek perform fractionation to separate or identify the active fractions and Cetek may perform such fractionation only as permitted under this Section 2.6.  Upon the request of the RMC, Cetek will supply such fractionated material to AMRI for dereplication studies.  Using the fractionated material, Cetek may perform studies to evaluate reversibility of binding.

11.        Section 1.30 shall be amended to read as follows:

1.30        “Target” means INTRABIOTICS’ targets of interest as listed in Appendix B, as may be amended from time to time by INTRABIOTICS during the Research Program.  A Target may be proprietary to third parties other than those consultants of INTRABIOTICS listed in Appendix C, or in the public domain.

12.        Except as otherwise amended herein, the Agreement shall remain in full force and effect.

             13.        This First Amendment may be executed in counterparts and by facsimile.

This Amendment shall be effective as of the date first written above.

             IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment.

INTRABIOTICS PHARMACEUTICALS, INC.		ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Kenneth J. Kelley	By:	/s/ Donald E. Kuhla

Title:	President and Chief Executive Officer	Title:	President and Chief Operating Officer